                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CLARIFY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO

                                  CLARIFY INC.
                              2560 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131

April 30, 1999

TO THE STOCKHOLDERS OF CLARIFY INC.

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Clarify Inc. (the "Company") to be held at the offices of the Company, 2560 Orchard Parkway, San Jose, California 95131, on Thursday, June 10, 1999, at 10:30 a.m., local time.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                          /s/ Anthony Zingale
                                          Anthony Zingale
                                          President and Chief Executive Officer

                                      LOGO

                                  CLARIFY INC.

                              2560 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Clarify Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2560 Orchard Parkway, San Jose, California 95131, on Thursday, June 10, 1999, at 10:30 a.m., local time, for the following purposes:

     1. To elect five directors of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     2. To approve the adoption of the Company's 1999 Employee Stock Purchase Plan, authorize the issuance of 1,000,000 shares of Common Stock thereunder, and provide for automatic annual increases in the number of shares reserved thereunder in each of the Company's fiscal years 2000, 2001, 2002, 2003, and 2004 by an amount equal to the lesser of 500,000 shares, 5% of the shares outstanding on the last day of the immediately preceding fiscal year, or such lesser number of shares as determined by the Board of Directors;

     3. To approve the amendment of the Company's 1995 Stock Option/Stock Issuance Plan to reserve an additional 500,000 shares of Common Stock for issuance thereunder and provide for automatic annual increases in the number of shares of Common Stock reserved thereunder in each of the Company's fiscal years 2000 and 2001 by an amount equal to 5% of the shares of Common Stock and options outstanding as of the end of the preceding fiscal year;

     4. To approve the adoption of the Company's Non-Employee Directors' Option Plan and to authorize the issuance of up to 300,000 shares of Common Stock thereunder;

     5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

     6. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice. Only stockholders of record at the close of business on April 15, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED IN ORDER TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                       BY ORDER OF THE BOARD OF DIRECTORS,
                                       /s/ Anthony Zingale
                                       Anthony Zingale
                                       President and Chief Executive Officer
San Jose, California
April 30, 1999

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                  CLARIFY INC.
                              2560 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Clarify Inc., a Delaware corporation (the "Company"), for the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 10, 1999, at 10:30 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 2560 Orchard Parkway, San Jose, California 95131. The Company's principal telephone number at that location is (408) 573-3000.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, including financial statements, were first mailed to all stockholders entitled to vote at the Annual Meeting on or about April 30, 1999.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     The close of business on April 15, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 22,484,910 shares of Common Stock outstanding and held of record by approximately 144 stockholders.

QUORUM REQUIRED

     The Company's Bylaws provide that the holders of a majority of the Company's Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum, but not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote.

VOTING AND SOLICITATION

     Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether a quorum is present.

     Except in certain specific circumstances, the affirmative vote of a majority of shares represented and voting with respect to a particular item at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required for approval of proposals presented to stockholders. With respect to the election of directors, the five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total number of affirmative votes.

     The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the director nominees or the item not marked and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be.

     The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such additional solicitation services. The Company has also retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC will receive a fee for its services of approximately $5,500, plus reasonable out-of-pocket expenses, which amount will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail and telephone.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws currently provide for six directors. At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Director Mary Jane Elmore has indicated that she does not intend to seek re-election to the Company's Board of Directors at the Annual Meeting for reasons unrelated to the Company and will resign immediately prior to the Annual Meeting. During 1998, James L. Patterson resigned from the Company's Board of Directors for reasons unrelated to the Company. Therefore, the Board of Directors has amended the Company's Bylaws, in accordance with the terms thereof, to reduce the number of directors of the Company to five, effective as of the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee who shall be designated by the present Board or the proxy holders to fill the vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. Assuming a quorum is present, the five nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified.

     The nominees' names, ages as of December 31, 1998, and certain information about them are set forth below:

                                                                                             DIRECTOR
            NAME OF NOMINEE              AGE              PRINCIPAL OCCUPATION                SINCE
            ---------------              ---              --------------------               --------
David A. Stamm.........................  46    Chairman of the Board of Directors of the       1990
                                               Company
Anthony Zingale(1).....................  43    President and Chief Executive Officer of        1998
                                               the Company
Thomas H. Bredt(2)(3)..................  58    Venture Capitalist with Menlo Ventures          1991
Joseph B. Costello.....................  45    Managing Director of Think3                     1998
Christopher H. Greendale(2)(3).........  47    Partner of Internet Capital Group               1998

---------------
(1) Sole Member of Stock Option Committee

(2) Member of Compensation Committee

(3) Member of Audit Committee

     Mr. Stamm co-founded the Company in August 1990 and served as President, Chief Executive Officer and Director of the Company from its inception until March 1998. In March 1998, Mr. Stamm was appointed Chairman of the Board of Directors of the Company. From 1980 to 1989, Mr. Stamm served as Executive Vice President and a member of the Board of Directors of Daisy Systems Corporation ("Daisy Systems"), a computer-aided engineering hardware and software company which he co-founded in August 1980. Mr. Stamm also serves as a member of the Board of Directors of Letterdale Software, Inc., a privately-held internet start-up specializing in meeting scheduling systems. Mr. Stamm holds a B.S.E.E. degree from Purdue University and holds a patent on single-chip microprocessor technology.

     Mr. Zingale has served as President, Chief Executive Officer and Director of the Company since March 1998. Prior to joining the Company, from November 1997 to March 1998, Mr. Zingale served as an independent consultant. From May 1989 to November 1997, Mr. Zingale served in a variety of executive management positions at Cadence Design Systems, Inc. ("Cadence"), an electronic design automation software and services company, including Senior Vice President of Worldwide Marketing from April 1995 to November 1997, Vice President and General Manager High-Level Design Division from 1993 to March 1995, Vice President of Corporate Marketing from 1991 to 1993 and Vice President of Marketing, Systems Division 1989 to 1991. Prior to joining Cadence, Mr. Zingale served as Vice President of Marketing at EDA Systems, Inc., a design automation company acquired by Digital Equipment Corporation, and held a variety of positions with Daisy Systems and Intel Corporation, a semiconductor company. Mr. Zingale holds a B.S. degree in electrical and computer engineering and a B.A. degree in business administration from the University of Cincinnati.

     Mr. Bredt has served as a director of the Company since February 1991. Mr. Bredt has served as a general partner and managing member of Menlo Ventures, a private venture capital investment partnership, since 1986. Mr. Bredt is a director of several privately-held technology companies. Mr. Bredt holds a B.S.E. degree in science engineering from the University of Michigan, an M.E.E. degree in electrical engineering from New York University, and a Ph.D. degree in computer science from Stanford University.

     Mr. Costello has served as a director of the Company since October 1998. Since January 1998, Mr. Costello has served as Managing Director and Chairman of the Board of Think3 (formerly named Cad.Lab, Inc.), a computer-aided design company. From 1988 to October 1997, Mr. Costello served as President and Chief Executive Officer of Cadence. Before the formation of Cadence, Mr. Costello served as President and Chief Operating Officer of SDA Systems, an electronic design automation company and predecessor company to Cadence. Mr. Costello also serves as Chairman of the Board of Zamba (formerly Racotek, Inc.), a systems integration company; Chairman of the Board of NextNet, a wireless data company; as a member of the Board of Directors of Reality Fusion, a revolutionary video interaction company, and Catena Technologies, a broadband DSL company. Mr. Costello holds a B.S. in mathematics and physics from

Harvey Mudd College, an M.S. in physics from Yale University, and an M.S. degree in physics from the University of California, Berkeley.

     Mr. Greendale has served as a director of the Company since July 1998. Since January 1996, Mr. Greendale has served as Executive Vice President of Marketing of Cambridge Technology Partners ("CTP"), a systems integration consulting firm which he co-founded in 1991. From 1993 through January 1996, Mr. Greendale served as Senior Vice President of Sales and Marketing of CTP and, from 1991 through 1993 served as its Vice President of Sales at Marketing. Prior to joining CTP, Mr. Greendale served in a variety of executive management positions, including Vice President of Marketing for Oracle Corporation, a database software company, and Vice President of Worldwide Marketing for Ingres, a database software company. Mr. Greendale currently serves on the Board of Directors of several privately-held technology companies, including Rubric Inc., an enterprise marketing automation software company, and ServiceSoft, an internet-based customer self-help desk software company, and serves as Chairman of the Board of Directors of Breakaway Solutions, Inc., an e-commerce systems integration and hosting company, and of Cascade Systems, a multimedia publishing software company. Mr. Greendale also serves as a Partner of Internet Capital Group, a business-to-business e-commerce company. Mr. Greendale holds a B.S. in math and M.S. degree in finance from Southern Illinois University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1998, the Board of Directors held eight formal meetings. During 1998, each director attended or participated in at least 75% of the meetings of the Board of Directors and each committee of the Board on which such director served, that were held while such person was a member. The Board of Directors has a standing Audit Committee, Compensation Committee, and Stock Option Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

     During the fiscal year ended December 31, 1998, the Audit Committee of the Board of Directors held two formal meetings. The Audit Committee recommends engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee consists of Ms. Elmore and Mr. Bredt. Effective immediately prior to the Annual Meeting, Mr. Costello shall replace Ms. Elmore as a member of the Audit Committee.

     During the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors held two formal meetings and acted by unanimous written consent 19 times. The Compensation Committee reviews the performance and compensation of the executive officers and certain key employees of the Company, including salary and cash bonus levels, and administers the 1995 Stock Option/Stock Issuance Plan. The Compensation Committee consists of Messrs. Bredt and Greendale.

     During the fiscal year ended December 31, 1998, the Stock Option Committee of the Board of Directors acted by unanimous written consent 93 times. The Stock Option Committee has the authority to make option grants under the 1995 Stock Option/Stock Issuance Plan to non-officers of the Company within certain parameters set by the Board. During 1998, the Stock Option Committee consisted solely of Mr. Stamm until March 20, 1998 and has consisted solely of Mr. Zingale from March 21, 1998 until the present.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director, attendance at Board or committee meetings, or participation in special assignments of the Board of Directors. The Company may reimburse directors for their reasonable out-of-pocket expenses in attending Board and committee meetings.

     Non-employee directors are eligible for stock option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan"). The Non-Employee Directors' Option Plan (the "Directors' Plan"), submitted for stockholder approval in

Proposal No. 4 below, shall, if approved, replace and supersede the Automatic Option Grant Program pursuant to the Option Plan.

     During 1998, James L. Patterson, a member of the Board of Directors of the Company from April 1991 to October 1998, Mr. Bredt and Ms. Elmore were each granted a stock option to purchase 6,000 shares of Common Stock at an exercise price of $12.25 per share under the Option Plan. Under the proposed Directors' Plan, each non-employee Board member who joins the Board of Directors after the date of the Annual Meeting, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of his or her initial election or appointment, a non-statutory stock option to purchase 20,000 shares of Common Stock at an exercise price equal to the closing sale price of the Company's Common Stock on the Nasdaq Stock Market on the date of grant. Upon stockholder approval of the proposed Directors' Plan, as more fully described in Proposal No. 4 below, each current non-employee member of the Board will be granted a non-statutory stock option to purchase 10,000 shares of Common Stock. On the date of each Annual Meeting of Stockholders thereafter, each continuing non-employee Board member will receive an additional option to purchase 10,000 shares of Common Stock under the Directors' Plan.

     In addition, non-employee members of the Board not serving on the Compensation Committee and directors who are employees of the Company are, and will continue to be, eligible to receive options and be issued shares of Common Stock directly under the Option Plan. A director who is also an employee of the Company is eligible to participate in the Company's Employee Stock Purchase Plan and, if an executive officer of the Company, in annual cash bonus incentives. In addition, employee directors shall also be eligible to participate in the 1999 Employee Stock Purchase Plan if approved as described in Proposal No. 2 below. See "Compensation Committee Report."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve the adoption of the Company's 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan") and the reservation of 1,000,000 shares of Common Stock for issuance thereunder, plus automatic annual increases to the number of shares of Common Stock reserved under the 1999 Purchase Plan on the first day of each of the Company's fiscal years in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of: (i) 500,000 shares; (ii) five percent (5%) of the shares outstanding on the last day of the immediately preceding fiscal year; or (iii) such lesser number of shares as determined by the Board. The 1999 Purchase Plan shall, if approved, supersede the Company's Employee Stock Purchase Plan currently in effect (the "Existing Purchase Plan"). The following is a summary of principal features of the 1999 Purchase Plan. This summary, however, does not purport to be a complete description of all the provisions of the 1999 Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Equity Compensation Department at the Company's principal offices in San Jose, California.

GENERAL

     The 1999 Purchase Plan was adopted by the Board of Directors in March 1999. The Board of Directors has reserved 1,000,000 shares of Common Stock for issuance under the 1999 Purchase Plan. The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentives to its current employees, it is necessary to provide its employees with a continuing opportunity to purchase Common Stock of the Company pursuant to the 1999 Purchase Plan. Accordingly, the stockholders are being asked to approve the 1999 Purchase Plan.

     The 1999 Purchase Plan will be implemented by a series of twenty-four month offering periods commencing on November 1 and May 1 of each year, or at such other time or times as may be determined by the Board of Directors. Each offering period consists of four consecutive purchase periods of six-month's duration. The first offering period shall commence on November 1, 1999, on which date the Existing Purchase Plan shall terminate and be of no further force or effect. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1999 Purchase Plan is further deemed to contain, and options granted thereunder shall contain, and the shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 1999 Purchase Plan transactions.

PURPOSE

     The purpose of the 1999 Purchase Plan is to provide employees (including officers and employee directors) of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

     The 1999 Purchase Plan is to be administered by the Board of Directors of the Company or a committee appointed by the Board (the "Administrator"). The 1999 Purchase Plan is currently administered by the Board of Directors. All questions of interpretation or application of the 1999 Purchase Plan shall be determined by the Administrator.

ELIGIBILITY AND PARTICIPATION

     Employees (including officers and employee directors) who are employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of the first business day of each offering period of the plan (the "Offering Date") are eligible to participate in an offering under the 1999 Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the 1999 Purchase Plan. No employee shall be granted an option under the 1999 Purchase Plan if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

     Eligible employees become participants in the 1999 Purchase Plan by filing with the Equity Compensation Department of the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day (the "Purchase Date") of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

GRANT AND EXERCISE OF OPTION

     At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee's payroll deductions accumulated prior to the end of the offering period and retained in the participant's account as of the end of the offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the beginning of the offering period or
(ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the last day of the offering period, up to a maximum of 2,000 shares per purchase period; provided that such purchases shall be subject to the limitations set forth above. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the 1999 Purchase Plan. Unless an employee withdraws his or her participation in the 1999 Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee's option for the purchase of shares will be exercised automatically at the end of the each purchase period in an offering period, and the maximum number of full shares subject to options which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below. During his or her lifetime, a participant's option to purchase shares under the 1999 Purchase Plan is exercisable only by him or her.

PURCHASE PRICE

     The purchase price per share at which shares are sold to participating employees under the 1999 Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted on the applicable Offering Date, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. In certain circumstances, the purchase price may be adjusted during an offering period in order for the Company to avoid incurring adverse accounting charges. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the closing sales price of the Common Stock on the Nasdaq Stock Market.

PAYROLL DEDUCTIONS

     The purchase price of the shares to be acquired under the 1999 Purchase Plan is accumulated by payroll deductions during the offering period. The deductions may not be less than 1% or more than 20% of a participant's aggregate compensation during a purchase period. A participant may discontinue his or her participation in the 1999 Purchase Plan or, on one occasion only during an offering period, may increase or decrease his or her rate of payroll deductions. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall continue until his or her participation is terminated as provided in the 1999 Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her option and his or her participation in the 1999 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 1999 Purchase Plan and in the number of shares then-available for grant under the 1999 Purchase Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the 1999 Purchase Plan.

     In the event of a proposed dissolution or liquidation of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1999 Purchase Plan shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each offering period and purchase period then in process shall be shortened and a new Purchase Date shall be set as of which date such offering periods and purchase periods shall terminate.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time for any reason amend or terminate the 1999 Purchase Plan without the approval of the stockholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 1999 Purchase Plan without approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the 1999 Purchase Plan, change the standards of eligibility for participation in the 1999 Purchase Plan or materially increase the benefits accruing to participants in the 1999 Purchase Plan.

     The 1999 Purchase Plan shall expire in 2019 unless sooner terminated by the Administrator, provided that the Board of Directors may amend or terminate the 1999 Purchase Plan or an offering period in order for the Company to avoid incurring adverse accounting charges.

UNITED STATES FEDERAL INCOME TAX INFORMATION

     The 1999 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1999 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable Offering Date or more than one year after the applicable Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the applicable Offering Date. Any additional gain will be treated as long-term capital gain, taxed at a maximum rate of 20%. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 1999 Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN, AUTHORIZE THE ISSUANCE OF 1,000,000 SHARES OF COMMON STOCK THEREUNDER, AND PROVIDE FOR AUTOMATIC ANNUAL INCREASES IN THE NUMBER OF SHARES RESERVED THEREUNDER IN EACH OF THE COMPANY'S FISCAL YEARS 2000, 2001, 2002, 2003, AND 2004 BY AN AMOUNT EQUAL TO THE LESSER OF 500,000 SHARES, 5% OF THE SHARES OUTSTANDING ON THE LAST DAY OF THE IMMEDIATELY PRECEDING FISCAL YEAR, OR SUCH LESSER NUMBER OF SHARES AS DETERMINED BY THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 3

               AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN

     At the Annual Meeting, the stockholders are being asked to approve the amendment to the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan") to: (i) provide for automatic annual increases in the number of shares of Common Stock reserved for issuance thereunder for each of the 2000 and 2001 fiscal years by an amount equal to five percent (5%) of the shares of Common Stock then outstanding plus then-outstanding options as of December 31 of the immediately preceding calendar year; and (ii) reserve an additional 500,000 shares of Common Stock for issuance thereunder.

     The following is a summary of principal features of the Option Plan. The summary, however, does not purport to be a complete description of all provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Equity Compensation Department at the Company's principal offices in San Jose, California.

GENERAL

     The Option Plan was adopted by the Board of Directors and approved by the stockholders in September 1995. The amendments of the Option Plan submitted hereunder were adopted by the Board of Directors in December 1998 and March 1999. The Option Plan provides employees, officers, directors, consultants and independent advisers of the Company, or parent or subsidiary corporations, with an opportunity to purchase shares of the Company's Common Stock. The purposes of the Option Plan are to attract and retain the best available personnel for the Company, to provide additional incentives to the employees, officers, directors, consultants and independent advisers of the Company, and to promote the success of the Company's business. The Board believes that option grants and stock issuances under the Option Plan play an important role in the Company's efforts to attract, employ and retain employees, directors and consultants of outstanding ability. Accordingly, the stockholders are being asked to approve the amendment of the Option Plan.

     The Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Code, and for the granting of non-statutory stock options and issuance of restricted stock to employees, consultants and directors. See "United States Federal Income Tax Information" below for information regarding the tax treatment of both incentive stock options and non-statutory stock options.

ADMINISTRATION

     If permitted by Rule 16b-3 of the Exchange Act and by the legal requirements of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the Option Plan may (but need not) be made by different administrative bodies with respect to employees or consultants who are also officers or directors and employees who are neither directors nor officers.

     With respect to grants of options to employees or consultants who are also officers or directors of the Company, grants under the Option Plan shall be made by (A) the Board of Directors, if the Board of Directors may make grants under the Option Plan in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code as the latter applies so as to qualify grants of options to "covered employees" as performance-based compensation, or (B) a committee designated by the Board of Directors to make grants under the Option Plan, which committee shall be constituted in such a manner as to permit grants under the Option Plan to comply with Rule 16b-3, to qualify grants of options to "covered employees" as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

     With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Option Plan will be administered by (A) the Board of Directors or (B) a committee designated by the Board of Directors, which committee will be constituted in such a manner so as to satisfy the Applicable Laws. The Board of Directors or the committee designated by the Board of Directors to administer the Option Plan is referred to in this Proxy Statement as the "Option Administrator." The Option Administrator receives no additional compensation for its services in connection with the administration of the Option Plan.

     Currently, the Compensation Committee administers the Option Plan, and the Stock Option Committee administers the Option Plan with respect to non-officer employees. The Compensation Committee and the Stock Option Committee, as applicable, have the authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares subject to each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option which satisfies the requirements of Section 422 of the Code or a non-statutory option not intended to meet such requirements, and the remaining provisions of each option grant.

STRUCTURE

     The Option Plan is divided into three separate components: (i) the Discretionary Option Grant Program, under which employees, non-employee directors and consultants may, at the discretion of the Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than eighty-five percent (85%) of their fair market value on the grant date;
(ii) the Stock Issuance Program, under which such persons may, in the Administrator's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services; and (iii) the Automatic Option Grant Program, under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date. The Automatic Option Grant Program shall terminate in the event that the Directors' Plan is approved by the stockholders, as described further in Proposal No. 4 herein.

ELIGIBILITY

     Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program and Stock Issuance Program. A non-employee member of the Board or the board of directors of any parent or subsidiary corporation of the Company is also eligible for option grants under the Discretionary Option Grant Program and Stock Issuance Program, provided he or she is not a member of the Compensation Committee or Stock Option Committee.

     As of March 31, 1999, approximately 676 persons (including 8 officers) were eligible to participate in the Option Plan.

SECURITIES SUBJECT TO OPTION PLAN.

     The maximum number of shares of Common Stock that may be issued over the term of the Option Plan shall not exceed 6,561,903 shares. The number of shares of Common Stock available for issuance under the Option Plan automatically increased on the first trading day of each of the 1996, 1997, 1998 and 1999 calendar years by an amount equal to five percent (5%) of the shares of Common Stock then outstanding plus then-outstanding stock options as of December 31 of the immediately preceding calendar year. Accordingly, the number of shares of Common Stock reserved under the Option Plan increased by 1,048,244, 1,158,475, 1,226,217, and 1,351,421 on January 1, 1996, 1997, 1998, and 1999, respectively.
Assuming approval of this Proposal No. 3, the number of shares of Common Stock available for issuance under the Option Plan shall automatically increase on the first trading day of each of the Company's 2000 and 2001 fiscal year by an amount equal to five percent (5%) of the shares of Common Stock outstanding as of December 31 of the immediately preceding fiscal year.

     No single individual participating in the Option Plan may receive options, stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate over the term of the Option Plan.

     Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

DISCRETIONARY OPTION GRANT PROGRAM

     PRICE AND EXERCISABILITY. The option exercise price per share in the case of an incentive stock option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program of the Option Plan become exercisable at such time or times and during such period or periods as the Stock Administrator may determine and as set forth in the instrument evidencing the option grant.

     The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Stock Administrator may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Stock Administrator in its sole discretion.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     TERMINATION OF SERVICE. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will generally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Stock Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Committee may grant options which are exercisable for unvested shares of Common Stock. If such shares are exercised prior to vesting, they may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     INCENTIVE STOCK OPTIONS. Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code) shall not exceed $100,000.

     LIMITED STOCK APPRECIATION RIGHTS. One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. An optionee holding an option with such a limited stock appreciation right in effect for at least six (6) months will have the unconditional right to surrender each such option, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's then-outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

     TANDEM STOCK APPRECIATION RIGHTS. The Stock Administrator is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program of the Option Plan, non-employee members of the Board of Directors receive option grants at specified intervals over their period of Board service. The Directors' Plan, as described in Proposal No. 4 below shall, if approved by the stockholders, supersede the Automatic Option Grant Program with respect to non-employee members of the Board of Directors after the date of the Annual Meeting. The Automatic Grant Program provides that each individual who was a non-employee Board member on the date of the initial public offering and each individual who becomes a non-employee Board member after such date, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of the offering or if later at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock. On the date of each Annual Meeting of Stockholders, beginning with the 1996 Annual Meeting of Stockholders, each individual who continues to serve as a non-employee Board member will receive an additional grant of a non-statutory stock option under the Option Plan to purchase 6,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months. Each option grant under the Automatic Option Grant Program is subject to the following terms and conditions:

          1. The option price per share will be equal to the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years from the grant date.

          2. Each automatic option grant will be immediately exercisable for all of the option shares; the shares purchasable under the option shall be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each automatic grant, the repurchase right shall lapse in two (2) equal and successive annual installments from the grant date.

          3. The option will remain exercisable for a 12-month period following the optionee's termination of service as a Board member for any reason and may be exercised following the Board member's death by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

          4. The option shares will become fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

          5. Upon the occurrence of a hostile tender offer, the optionee shall have a thirty (30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

          6. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the option will in general conform to the terms described below for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Stock Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

GENERAL PROVISIONS

     ACCELERATION OF OPTIONS/TERMINATION OF REPURCHASE RIGHTS. Upon the occurrence of either: (a) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company; or (b) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction (each, a "Corporate Transaction"), each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent); (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option; or (iii) the acceleration of such option is subject to other limitations imposed by the Stock Administrator at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation. Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically unless assigned to the successor corporation.

     Any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the involuntary termination.

     The acceleration of options in the event of a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     In the event that either: (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation; or (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for selection as Board members by a majority of the Board in (i) who were still in office at the time such election or nomination was approved by the Board (each, a "Change in Control"), then the Administrator has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Administrator also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

     VALUATION. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq Stock Market. The closing price of the Common Stock on March 31, 1999 was $26.688 per share.

     CHANGES IN CAPITALIZATION. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, stock appreciation rights and direct stock issuances per calendar year,
(iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program (or the Directors' Plan, as applicable) and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     OPTION PLAN AMENDMENTS. The Board may amend or modify the Option Plan in any and all respects whatsoever. However, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for option grants, or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on September 13, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of March 31, 1999, options covering 5,548,272 shares were outstanding under the Option Plan, 1,013,631 shares remained available for future option grant, and 4,954,326 shares have been issued under the Option Plan. The expiration dates for all such options range from June 7, 2002 to March 31, 2009.

NEW PLAN BENEFITS AND OPTION GRANTS

     The actual benefits, if any, to the holders of stock options issued under the Option Plan are not determinable as all grants to be made under the Option Plan are discretionary and, prior to exercise, the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option. During the year ended December 31, 1998: (i) options to purchase 150,000 shares of Common Stock were issued pursuant to the Option Plan, and options to purchase 1,015,000 shares of Common Stock were issued outside of the Option Plan, to the current executive officers, as a group (eight persons); (ii) options to purchase 52,000 shares of Common Stock were issued pursuant to the Option Plan to the current directors who are not executive officers, as a group (four persons); and (iii) options to purchase 1,418,250 shares of Common Stock were issued pursuant to the Option Plan to all other employees and consultants, including current officers who are not executive officers, as a group (628 persons). The closing price of the Common Stock on December 31, 1998 was $24.438 per share.

     The Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

UNITED STATES FEDERAL INCOME TAX INFORMATION

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the Option Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the Option Plan.

     Options granted under the Option Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by
Section 422 of the Code, or non-statutory stock options, which will not qualify. If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock on the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

ALTERNATIVE MINIMUM TAX

     The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

     In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a non-statutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

     Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory stock option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows: (1) if the shares acquired upon exercise of the non-statutory stock option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares; and (2) the optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory stock option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory stock option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory stock options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     STOCK ISSUANCES. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory stock option grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL THE AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION/STOCK ISSUANCE PLAN TO RESERVE AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER AND PROVIDE FOR AUTOMATIC ANNUAL INCREASES IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED THEREUNDER IN EACH OF THE COMPANY'S FISCAL YEARS 2000 AND 2001 BY AN AMOUNT EQUAL TO 5% OF THE SHARES OF COMMON STOCK AND OPTIONS OUTSTANDING AS OF THE END OF THE PRECEDING FISCAL YEAR.

                                 PROPOSAL NO. 4

                APPROVAL OF NON-EMPLOYEE DIRECTORS' OPTION PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve the adoption of the Non-Employee Directors' Option Plan (the "Directors' Plan") and the reservation of an initial pool of 300,000 shares of Common Stock for issuance thereunder. If approved, the Directors' Plan will replace the Automatic Option Grant Program under the Option Plan with respect to non-employee directors. The following is a summary of principal features of the Directors' Plan. The summary, however, does not purport to be a complete description of all the provisions of the Directors' Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Equity Compensation Department at the Company's principal offices in San Jose, California.

GENERAL AND PURPOSE

     The Directors' Plan was adopted by the Board of Directors in October 1998 and the Board has reserved a total of 300,000 shares of Common Stock for issuance thereunder.

     The Directors' Plan provides for the grant of non-statutory stock options to non-employee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors or a committee of the Board of Directors. Neither the Board nor any committee of the Board may exercise any discretionary functions with respect to option grants made pursuant to the Directors' Plan.

     The purpose of the Directors' Plan is to promote the interests of the Company by providing non-employee directors with the opportunity to acquire a proprietary interest in the Company as an incentive for them to remain in the service of the Company.

GRANT AND EXERCISE OF OPTION

     The Directors' Plan provides that each person who becomes a nonemployee director after the effective date of the Directors' Plan shall be automatically granted a "First Option" to purchase 20,000 shares of Common Stock on the date on which such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, an "Annual Option" to purchase 10,000 shares of Common Stock is automatically granted to each non-employee director on the date of each Annual Meeting of the Stockholders on which the director remains on the Board. On the date of each Annual Meeting of Stockholders, beginning with the Annual Meeting, each non-employee director at the time of such Annual Meeting, whether or not standing for re-election, shall automatically be granted an Annual Option. An otherwise eligible director who resigns effective at an Annual Meeting of Stockholders, including the Annual Meeting, shall not be eligible to be granted a non-statutory option at that time to purchase an additional 10,000 shares of Common Stock.

     The Directors' Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one non-employee director, but does provide for the number of shares that may be included in any grant and the method of making a grant. No option granted under the Directors' Plan is transferable by the optionee other than by will or the laws of descent or, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     The Directors' Plan provides that each automatic grant under the Directors' Plan is fully exercisable on the date of grant; provided, however, that all shares of Common Stock purchased upon exercise of options granted under the Directors' Plan shall be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to release of such repurchase right in favor of the Company. The Directors' Plan provides that each First Option granted thereunder shall be released from the Company's repurchase right in installments of one-third of the number of shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option, and each Annual Option granted thereunder shall be released from the Company's repurchase right in installments of one-third of the shares subject to the Annual Option on each of the first, second and third anniversaries of the date of grant of the Annual Option. Release from the Company's repurchase right is dependent upon continued service on the Company's Board of Directors.

     The options that have been released from the Company's repurchase option remain exercisable for twelve months following the optionee's cessation of service as a director of the Company, provided that if such cessation is a result of death or disability, in which case all shares subject to the option shall be released from the Company's repurchase right and shall remain exercisable for such one year period following the optionee's termination due to death or disability.

EXERCISE PRICE AND TERM OF OPTIONS

     The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option, which is defined to be the closing sale price of the Company's Common Stock on the Nasdaq Stock Market on the date of grant. Options granted under the Directors' Plan have a term of ten years.

MERGER OR SALE OF ASSETS

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the shares issued pursuant to an Initial Grant or an Annual Grant that remain subject to the repurchase right in favor of the Company shall be fully released from such repurchase right, and upon the effectiveness of such dissolution, liquidation, sale, merger or reorganization, the option shall terminate.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend or modify the Directors' Plan, except that such amendment or modification cannot adversely affect options previously granted without the agreement of any optionee so affected. Stockholder approval shall be obtained for any amendment to the Directors' Plan to the extent required by applicable law.

     If not terminated earlier, the Directors' Plan will expire in 2019.

U.S. FEDERAL INCOME TAX INFORMATION

     The following is a brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors' Plan.

     Options granted under the Directors' Plan are non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain (or loss) if the optionee has held the shares more than one year. For individual taxpayers, the maximum U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a non-statutory stock option.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the adoption of the Directors' Plan and the reservation of 300,000 shares of Common Stock for issuance thereunder.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTORS' PLAN AND THE RESERVATION OF 300,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 5

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP has audited the financial statements of the Company since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to shares beneficially owned as of March 31, 1999 as to: (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each Named Executive Officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                SHARES BENEFICIALLY
                                                                      OWNED(1)
                                                              ------------------------
        5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE                        PERCENT OF
      OFFICERS, AND OFFICERS AND DIRECTORS AS A GROUP          NUMBER      TOTAL CLASS
      -----------------------------------------------         ---------    -----------
Fidelity Management Research Co.(2).........................  2,210,200       9.83%
  82 Devonshire Street
  Boston, MA 02109-3614
David A. Stamm(3)...........................................  1,384,581       6.16%
Thomas H. Bredt(4)..........................................     92,715          *
Mary Jane Elmore(5).........................................    107,074          *
Joseph B. Costello(6).......................................     20,000          *
Christopher H. Greendale(7).................................     20,000          *
Anthony Zingale(8)..........................................    175,992          *
Jan Praisner(9).............................................     61,901          *
Kirsten Berg-Painter(10)....................................          0         --
Jeanne Urich(11)............................................          0         --
Senya Rahmil(12)............................................     81,595          *
Tanya Johnson(13)...........................................     39,456          *
Randy Raynor(14)............................................    136,842          *
Robert A. Spinner(15).......................................    127,283          *
Joseph J. Tyler(16).........................................          0         --
All officers and directors as a group (14 persons)(17)......  2,247,439       10.0%

---------------
  *  Less than 1%

 (1) To the Company's knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise indicated, the address of each of the named individuals is: c/o Clarify Inc., 2560 Orchard Parkway, San Jose, California 95131.

 (2) Based solely on information contained in the Schedule 13G dated April 10, 1999 filed by the named stockholder with the Securities and Exchange Commission.

 (3) Based solely on information contained in the Form 4 dated February 1999 filed by the named stockholder with the Securities and Exchange Commission. Includes 71,459 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999. Mr. Stamm resigned as President and Chief Executive Officer of the Company in March 1998.

 (4) Based solely on information contained in the Form 4 dated June 1998 filed by the named stockholder with the Securities and Exchange Commission. Includes 28,000 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (5) Based solely on information contained in the Form 4 dated February 1999 filed by the named stockholder with the Securities and Exchange Commission. Includes 28,000 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (6) Includes 20,000 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (7) Includes 20,000 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (8) Includes 175,000 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

 (9) Includes 60,938 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

(10) Ms. Berg-Painter joined the Company on July 6, 1998 as Vice President of Worldwide Marketing.

(11) Ms. Urich joined the Company on July 15, 1998 as Senior Vice President of Worldwide Professional Services.

(12) Based solely on information contained in the Form 4 dated February 1999 filed by the named stockholder with the Securities and Exchange Commission. Includes 65,416 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

(13) Based solely on information contained in the Form 4 dated November 1998 filed by the named stockholder with the Securities and Exchange Commission. Includes 35,642 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

(14) Based solely on information contained in the Form 4 dated February 1999 filed by the named stockholder with the Securities and Exchange Commission. Includes 65,175 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

(15) Based solely on information contained in the Form 4 dated November 1998 filed by the named stockholder with the Securities and Exchange Commission. Includes 106,373 shares of Common Stock subject to stock options exercisable at December 31, 1998. Mr. Spinner resigned as the Company's Senior Vice President of Worldwide Sales as of January 1, 1999, but remains a part-time employee of the Company.

(16) Mr. Tyler joined the Company on January 11, 1999 as Senior Vice President of Worldwide Sales.

(17) Includes 569,630 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1999.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph set forth herein shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") has the exclusive authority to establish the level of base salary and bonuses payable to the Chief Executive Officer ("CEO"), the executive officers and certain key employees of the Company and has authority to administer the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") and Employee Stock Purchase Plan (the "ESPP"). During 1998, the process utilized by the Compensation Committee in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee were comparisons to the compensation programs of other companies of comparable size within similar industries and the recommendations of the Company's CEO. However, the Compensation Committee makes the final compensation decisions concerning such officers.

     GENERAL COMPENSATION POLICY. The Compensation Committee's fundamental policy is to offer the Company's executive officers and key employees competitive compensation opportunities based upon overall Company performance, individual contribution to the financial success of the Company and personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary; (ii) variable bonus awards payable in cash; and (iii) long-term stock-based incentive awards designed to align the interests of the executive officers and the Company's stockholders. The summary below describes in more detail the factors which the Compensation Committee considers in establishing each of these three primary components of the compensation package provided to the Company's executive officers.

     BASE SALARY. The base salary for each executive officer is determined on the basis of personal performance and the salary levels in effect for comparable positions at companies that compete with the Company for executive talent, as derived from executive management surveys conducted by the Company. Actual base salary decisions are based upon such comparative data and vary based upon the performance, contribution and experience of the individual executive and the incentives necessary to attract and retain qualified management.

     ANNUAL CASH BONUS INCENTIVES. The Company's cash bonus program seeks to motivate executive officers to achieve the Company's financial performance objectives by rewarding each executive officer based upon achieving individual performance goals related to the Company's success and specific Company-wide goals, such as customer satisfaction, quality, operating profit, revenue performance and cash management. The cash bonus incentive plan is reevaluated annually and new individual performance goals are established based upon the Company's financial performance objectives for such year.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. The Company's long-term stock-based incentive compensation program seeks to: (i) align executive officers' interests with stockholder interests by creating a direct link between compensation and stockholder return; (ii) provide executive officers with a significant, long-term interest in the Company's success; and (iii) attract and retain executive officers in a competitive market for executive talent. During 1998, the Compensation Committee, in its discretion, made option grants to Anthony Zingale, Jan Praisner, Kirsten Berg-Painter, Jeanne Urich and Rick Fluegel, a former director of the Company, of 400,000, 225,000, 220,000, 170,000 and 3,000 shares of Common Stock, respectively. The referenced option grants to Mr. Zingale, Ms. Praisner, Ms. Berg-Painter and Ms. Urich were made outside of the Option Plan upon their commencement of employment with the Company, while the option grant to Mr. Fluegel was made pursuant to the Option Plan. Generally, a significant option grant is made upon commencement of the executive officer's employment with the Company. In subsequent years, option grants are made based upon individual performance measures established for each individual. Options are not necessarily granted to each executive officer each year. Generally, the size of the initial grant and each subsequent grant, if any, is set at a level that the Compensation Committee deems appropriate to create and sustain a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion and, for subsequent grants, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee's discretion.

     Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share equal to the fair market value on the grant date. The shares subject to the stock option vest in periodic installments over a two to five year period, contingent upon the executive officer's continued employment with the Company, in order to provide a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Anthony Zingale has served as the Company's President and Chief Executive Officer since March 1998. Mr. Zingale's annualized base salary for fiscal 1998 was $225,000 and his base salary for fiscal 1999 is $280,000, with a target bonus of 60% of base salary. During 1998, Mr. Zingale received the following compensation: (i) $186,672 in base salary actually paid; (ii) a performance bonus in the amount of $29,757; and (iii) a stock option grant exercisable for 400,000 shares of Common Stock. Mr. Zingale's stock option grant was not made pursuant to the Option Plan. The factors discussed above in "Base Salary," "Annual Cash Bonus Incentives," and "Long-Term Stock-Based Incentive Compensation" were also applied by the Compensation Committee in establishing the amounts of Mr. Zingale's salary and bonus and number of shares subject to his stock option grant. Mr. Zingale's compensation was the result of arm's-length negotiation between the Company and Mr. Zingale and was approved by the Compensation Committee. Significant factors in establishing Mr. Zingale's compensation included: (i) an assessment of the scope of his responsibilities; (ii) an evaluation of his level of experience; and
(iii) a review of the compensation of chief executive officers for competitive companies. The remaining component in determining Mr. Zingale's annual incentive compensation was the Company's financial performance and provided no dollar guarantees.

     David A. Stamm served as the Company's President and Chief Executive Officer from January to March 1998. Mr. Stamm remained an employee of the Company until October 31, 1998. Mr. Stamm received $158,510 in salary paid in fiscal 1998. Mr. Stamm received no stock option grants during 1998, as the Compensation Committee did not believe such action was necessary given Mr. Stamm's ownership position in the Company. During fiscal 1998, Mr. Stamm did not receive a cash bonus incentive. Mr. Stamm remains on the Board of Directors of the Company as Chairman.

     COMPENSATION OF OTHER EXECUTIVE OFFICERS. The Compensation Committee annually assesses the performance of all other executive officers and determines compensation increases based on a number of factors, such as performance evaluations, comparative data and other relevant factors. See "Summary Compensation Table" below.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Compensation Committee has considered the impact of Section 162(m) of the Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million annually and the Compensation Committee believes that options granted under the Company's Option Plan to such officers will meet the requirements for qualifying as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. The Compensation Committee's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee
                                          Thomas H. Bredt
                                          Christopher H. Greendale

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are currently no employee directors serving on the Compensation Committee and no member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

     See "Proposal No. 1 -- Election of Directors -- Compensation of Directors" for a discussion of certain information with respect to all non-employee directors, including directors serving on the Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 3, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1998 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Sector Index"), over the same period. This graph assumes the investment of $100.00 on November 3, 1995 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CLARIFY INC.,
     THE NASDAQ STOCK MARKET-U.S. INDEX, AND THE H&Q SOFTWARE SECTOR INDEX*

                                                                                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                      CLARIFY INC.                MARKET (U.S.)             COMPUTER SOFTWARE
                                                      ------------                -------------             -----------------
11/3/95                                                    100                         100                         100
12/95                                                      135                          93                          96
12/96                                                      431                         115                         116
12/97                                                      104                         140                         140
12/98                                                      220                         198                         183

     * Assumes that the value of the investment in Clarify Inc. Common Stock and each index was $100 on November 3, 1995, including reinvestment of dividends, if any.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned by: (i) the Company's current Chief Executive Officer; (ii) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1998, each of whose salary and bonus for fiscal year 1998 exceeded $100,000; and (iii) the Company's former Chief Executive Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                            ANNUAL COMPENSATION               -------------
                                -------------------------------------------    SECURITIES
                                                               OTHER ANNUAL    UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)   COMPENSATION   OPTIONS(#)(1)   COMPENSATION($)(2)
 ---------------------------    ----   ---------    --------   ------------   -------------   ------------------
David A. Stamm(3).............  1998    158,510           0        --                  0              37
  Chairman of the Board         1997    174,923           0        --            135,000             468
                                1996    173,269     111,540        --             35,000             336
Anthony Zingale(4)............  1998    186,672      29,757        --            400,000              75
  President and Chief           1997         --          --        --                 --              --
  Executive Officer             1996         --          --        --                 --              --
Jan Praisner..................  1998    140,462      15,430        --            225,000              50
  Vice President of Finance     1997         --          --        --                 --              --
  and Chief Financial Officer   1996         --          --        --                 --              --
Randy Raynor..................  1998    156,069      12,035        --             50,000               0
  Chief Technology Officer      1997    149,980           0        --             25,000             456
                                1996    149,623      59,826        --              5,000             339
Robert A. Spinner(5)..........  1998    336,940(6)        0        --                  0              30
  Former Senior Vice            1997    340,902(6)        0        --            102,500             432
  President of Worldwide Sales  1996    308,426(6)   27,040        --             22,500             327
Tanya Johnson.................  1998    172,790      13,501        --             50,000              25
  Senior Vice President         1997     97,494           0        --             90,000             468
  of Engineering                1996         --          --        --                 --              --

---------------
 (1) Each option grant to a Named Executive Officer during fiscal year 1996 was repriced through the cancellation of such option and the grant of a replacement option to each such Named Executive Officer on May 9, 1997. Accordingly, a portion of each 1997 option grant to a Named Executive Officer represents the repricing of the 1996 option grant to such individual. All options were granted at an exercise price equal to the fair market value as reported on the Nasdaq Stock Market on the date of grant or regrant, as applicable.

 (2) Amounts represent life insurance premiums paid by the Company on behalf of such Named Executive Officer during the period indicated.

 (3) During 1998, Mr. Stamm served as President and Chief Executive Officer of the Company until March 1998, but remains on the Company's Board of Directors as Chairman.

 (4) Mr. Zingale joined the Company as President and Chief Executive Officer in March 1998. On March 19, 1999, Mr. Zingale was granted a non-statutory stock option exercisable for up to 200,000 shares of Common Stock pursuant to the Option Plan. Such stock option vests at the rate of 25% on March 2, 1999 and 2% of the remaining shares each month thereafter for three years.

 (5) Mr. Spinner resigned as the Company's Senior Vice President of Worldwide Sales as of January 1, 1999, but remains a part-time employee of the Company.

 (6) Includes commissions earned in the amount of $146,838, $159,094 and $131,083 during 1998, 1997 and 1996, respectively.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Company, including their ages as of December 31, 1998:

         OFFICERS           AGE          POSITIONS AND OFFICES HELD WITH THE COMPANY
--------------------------  ---    --------------------------------------------------------
Anthony Zingale...........  43     President, Chief Executive Officer and Director
Jan Praisner..............  47     Vice President of Finance and Chief Financial Officer
Joseph J. Tyler...........  44     Senior Vice President of Worldwide Sales
Tanya Johnson.............  45     Senior Vice President of Engineering
Randy Raynor..............  50     Chief Technology Officer
Samuel Rahmil.............  45     Vice President of Customer Services
Kirsten Berg-Painter......  39     Vice President of Worldwide Marketing
Jeanne Urich..............  46     Senior Vice President of Worldwide Professional Services

     Mr. Zingale has served as President, Chief Executive Officer and Director of the Company since March 1998. Prior to joining the Company, from November 1997 to March 1998, Mr. Zingale served as an independent consultant. From May 1989 to November 1997, Mr. Zingale served in a variety of executive management positions at Cadence Design Systems, Inc. ("Cadence"), an electronic design automation software and services company, including Senior Vice President of Worldwide Marketing from April 1995 to November 1997, Vice President and General Manager High-Level Design Division from 1993 to March 1995, Vice President of Corporate Marketing from 1991 to 1993 and Vice President of Marketing, Systems Division 1989 to 1991. Prior to joining Cadence, Mr. Zingale served as Vice President of Marketing at EDA Systems, Inc., a design automation company acquired by Digital Equipment Corporation, and held a variety of positions with Daisy Systems and Intel Corporation, a semiconductor company. Mr. Zingale holds a B.S. degree in electrical and computer engineering and a B.A. degree in business administration from the University of Cincinnati.

     Ms. Praisner has served as the Company's Vice President of Finance and Chief Financial Officer since April 1998. Prior to joining the Company, from January 1997 to April 1998, Ms. Praisner was a Venture Partner with Institutional Venture Partners, a Silicon Valley-based venture capital firm. From January 1996 to January 1997, Ms. Praisner served as Chief Financial Officer of OnStream Networks, Inc., a manufacturer of wide area network access devices, which was acquired by 3Com in late 1996. From 1988 to January 1995, Ms. Praisner held a variety of executive management positions at Aspect Telecommunications Corporation, a manufacturer of computer-based telephone systems and related software ("Aspect"), including as its Chief Financial Officer and Vice President of Marketing. Ms. Praisner holds an M.B.A. and a B.A. degree in German from Southern Methodist University. Ms. Praisner is a certified public accountant.

     Mr. Tyler has served as Senior Vice President of Worldwide Sales of the Company since January 1999. Prior to joining the Company, from 1994 to January 1999, Mr. Tyler served as Group Vice President at Gartner Group, an information technology research, analysis, and consulting services company. Prior to joining Gartner Group, Mr. Tyler served in a variety of sales and marketing management positions at Xerox for almost 20 years. Mr. Tyler has a B.S. in business administration from California State University at Chico.

     Ms. Johnson has served as Senior Vice President of Engineering of the Company since April 1997. Prior to joining the Company, from February 1992 to February 1997, Ms. Johnson was Senior Director of Groupware Development at Oracle Corporation, a database software company. From 1987 to 1992, Ms. Johnson worked at Wang Laboratories, Inc., a software and hardware company. Ms. Johnson holds a B.S. degree in mathematics and an M.S. degree in statistics from Oklahoma State University.

     Mr. Raynor has served as Chief Technology Officer of the Company since March 1998. From March 1997 to March 1998, Mr. Raynor served as the Company's Vice President of Research and Design and, from September 1992 to March 1997, served as the Company's Vice President of Engineering. From August 1991 to August 1992, Mr. Raynor was Vice President of Engineering at Alisa Systems, a client-server software company. Prior to joining Alisa Systems, Mr. Raynor was Vice President of Engineering at Computer

Associates, a software company supporting mainframe computers, and Inference Corporation, a software and services company for customer self-service across the Web. Mr. Raynor also worked as Development Manager at Texas Instruments, Inc., a diversified electronics manufacturer. Mr. Raynor has a B.S. degree in computer science from North Carolina State University and M.S. and Ph.D. degrees in computer science from Georgia Institute of Technology.

     Mr. Rahmil has served as the Company's Vice President of Customer Services since March 1998. From August 1995 to March 1998, Mr. Rahmil served as the Company's Vice President of Product Quality Assurance, and from March 1992 to August 1995 served as the Company's Manager of Product Quality Assurance. From August 1991 to March 1992, Mr. Rahmil was employed as a Senior Test Engineer by Netlabs, a software development company. From 1987 to 1991, Mr. Rahmil also worked as a Senior Test Engineer and Test Manager at Convergent Technologies, a computer system manufacturer. Mr. Rahmil has a B.A. degree in computer science and mathematics from Ben Gurion University of Negev, Beer-Sheva, Israel.

     Ms. Berg-Painter has served as Vice President of Worldwide Marketing of the Company since July 1998. Prior to joining the Company, from November 1989 to July 1998, Ms. Berg-Painter served in a variety of management positions at Aspect, including General Manager of the Call Center Business Unit, Director of Product Marketing and most recently as Vice President of the Interactive Communication Systems Group. Ms. Berg-Painter has a B.A. degree in business and economics from the University of California at Los Angeles and attended business school at Handleshoyskolen in Bergen, Norway.

     Ms. Urich has served as Senior Vice President of Worldwide Professional Services of the Company since July 1998. Prior to joining the Company, from July 1997 to July 1998, Ms. Urich served as Worldwide Director of Technology Consulting Services at Compaq Computer Corporation, a global supplier of computing systems including hardware, software, solutions and services. From July 1996 to July 1997, Ms. Urich served as Worldwide Director of Technology Consulting Services at Tandem Computers, Inc., a manufacturer of computer systems ("Tandem"). Prior to serving at Tandem, from 1976 to July 1996, Ms. Urich served in a variety of positions in sales, marketing, finance and services at Digital Equipment Corporation, a networked business solutions company, including as Director of Services Marketing and Business Development from 1993 to July 1996. Ms. Urich holds a B.A. in mathematics and computer science from Vanderbilt University.

                       OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made during fiscal year 1998 and the value of all options held by such executive officers on December 31, 1998. No stock appreciation rights were granted to these individuals during such year.

                                              INDIVIDUAL GRANT
                                      ---------------------------------                    POTENTIAL REALIZABLE
                         NUMBER OF                                                           VALUE AT ASSUMED
                         SECURITIES                                                           ANNUAL RATES OF
                         UNDERLYING     % OF TOTAL                                       STOCK PRICE APPRECIATION
                          OPTIONS     OPTIONS GRANTED      EXERCISE                         FOR OPTION TERM(4)
                          GRANTED      TO EMPLOYEES         OR BASE       EXPIRATION   -----------------------------
         NAME              (#)(1)      IN 1998(%)(2)    PRICE ($/SH)(3)      DATE         5% ($)          10% ($)
         ----            ----------   ---------------   ---------------   ----------   -------------   -------------
David A. Stamm(5)......         0              0                  0            n/a                 0               0
Anthony Zingale(6).....   400,000         15.664%          $14.8750         3/1/08     $3,741,923.03   $9,482,767.64
Jan Praisner...........   225,000          8.811%           13.0625        4/12/08      1,848,360.61    4,684,108.70
Randy Raynor...........    50,000         1.9580%           12.2500         7/2/08        385,197.96      976,167.26
Robert A. Spinner(7)...         0              0                  0            n/a                 0               0
Tanya Johnson..........    50,000         1.9580%           12.2500         7/2/08        385,197.96      976,167.26

---------------
(1) Options become exercisable to the extent of 25% after one year from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 36 months. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The option will become fully exercisable and any unvested option shares will vest immediately upon an acquisition of the Company by merger or asset sale unless assumed or replaced by the acquiring entity. Any options which are assumed or replaced in such a transaction which do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination generally within 18 months following the transaction. Each option has a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The Company granted stock options to employees for an aggregate of 2,553,626 shares of Common Stock during 1998.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from option grants made to the executive officers.

(5) During 1998, Mr. Stamm served as President and Chief Executive Officer of the Company until March 1998, but remains on the Company's Board of Directors as Chairman.

(6) Mr. Zingale joined the Company as President and Chief Executive Officer in March 1998.

(7) Mr. Spinner resigned as the Company's Senior Vice President of Worldwide Sales as of January 1, 1999, but remains a part-time employee of the Company.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the Named Executive Officers with respect to shares acquired and the value realized upon the exercise of stock options during fiscal year 1998 and the year-end number and value of unexercised options. No stock appreciation rights were exercised by the Named Executive Officers in fiscal year 1998, nor were any outstanding at such time.

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            SHARES                         AT DECEMBER 31, 1998 (#)     AT DECEMBER 31, 1998 ($)(2)
                         ACQUIRED ON         VALUE        ---------------------------   ---------------------------
         NAME            EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ------------   ---------------   -----------   -------------   -----------   -------------
David A. Stamm(3)......          0                0          57,396         97,604      $  943,735     $1,250,405
Anthony Zingale(4).....          0                0               0        400,000      $        0     $3,825,200
Jan Praisner...........          0                0               0        225,000      $        0     $2,559,488
Randy Raynor...........          0                0          62,571         88,229      $1,408,039     $1,319,111
Robert A. Spinner(5)...     30,000         $399,970         106,373         75,225      $2,188,065     $1,168,533
Tanya Johnson..........      4,983         $ 55,435          27,517        107,500      $  418,096     $1,465,991

---------------
(1) Based on the fair market value of the Company's Common Stock as reported on The Nasdaq Stock Market on the date of exercise, less the exercise price payable for such shares, and does not necessarily indicate that the optionee sold such stock.

(2) Based on the closing sale price of the Company's Common Stock of $24.4380 per share as reported on The Nasdaq Stock Market on December 31, 1998, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

(3) During 1998, Mr. Stamm served as President and Chief Executive Officer of the Company until March 1998, but remains on the Company's Board of Directors as Chairman.

(4) Mr. Zingale joined the Company as President and Chief Executive Officer in March 1998. On March 19, 1999, Mr. Zingale was granted a non-statutory stock option exercisable for up to 200,000 shares of Common Stock pursuant to the Option Plan. Such stock option vests at the rate of 25% on March 2, 1999 and 2% of the remaining shares each month thereafter for three years.

(5) Mr. Spinner resigned as the Company's Senior Vice President of Worldwide Sales as of January 1, 1999, but remains a part-time employee of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Non-employee members of the Company's Board of Directors are eligible to receive stock options to purchase shares of Common Stock in connection with their service on the Board of Directors. See "Proposal No. 1 -- Election of Directors -- Director Compensation."

     The Company has entered into indemnification agreements with each of its directors and executive officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     Christopher Greendale, a member of the Company's Board of Directors, serves as Chairman of the Board of Directors of Breakaway Solutions, Inc. ("Breakaway"). The Company is a party to a non-exclusive subcontracting agreement with Breakaway dated December 29, 1998 pursuant to which Breakaway provides professional services delivery capacity to the Company. The agreement is renewable annually. To date, no amounts have been paid to Breakaway under such subcontracting agreement. In addition, the Company and Breakaway are presently negotiating a non-exclusive consulting arrangement whereby Breakaway would represent the Company's products and provide direct professional services to Breakaway customers for the Company's products on a worldwide basis. Such consulting arrangement, if consummated, would permit Breakaway to resell the Company's applications and engage in collaborative joint marketing and sales activities. The Company believes that the subcontracting agreement dated December 29, 1998 and the consulting agreement being negotiated contain or are expected to contain terms consistent with those negotiated at arms' length with other professional services providers and resellers.

     Joseph Costello, a member of the Company's Board of Directors since October 1998, serves as Chairman of the Board of Directors of Zamba (previously known as Racotek, Inc.). In September 1998, Racotek merged with the Quicksilver Group and was renamed Zamba. The Company is party to a non-exclusive consulting partner agreement with the Quicksilver Group dated February 1, 1998. The consulting agreement with the Quicksilver Group was assigned to Zamba and is renewable annually. The consulting agreement allows Zamba to represent the Company's products and provide direct professional services to Zamba customers for the Company's products on a worldwide basis. The consulting agreement does not permit Zamba to resell Company software or services, but does provide for collaborative joint marketing and sales activities. Zamba does not receive compensation for recommending or referring customers to the Company. In addition, the Company contracts with Zamba on a purchase order basis for delivery of certain Company customer training courses. Amounts paid to Zamba by the Company in fiscal 1998 under such arrangements equal $15,000 and in fiscal 1999 are expected to be approximately $300,000. In addition, the Company is party to a subcontractor agreement with Zamba dated February 1, 1999 pursuant to which Zamba provides professional services on a fixed-contract basis for a specific Clarify customer. The net value of such contract to Clarify (customer payments less amounts paid to Zamba) is expected to be approximately $487,000. The consulting partner agreement dated February 1, 1998 was negotiated at arms' length prior to Mr. Costello joining the Board of Directors of the Company or Zamba acquiring the Quicksilver Group. The Company believes the subcontractor agreement with Zamba dated February 1, 1999 contains terms consistent with those negotiated at arms' length with other professional services providers and resellers.

     On October 21, 1998, the Company entered into a Separation Agreement with Robert A. Spinner, the Company's former Senior Vice President of Worldwide Sales. The Agreement provides, among other things, that effective January 2, 1999, Mr. Spinner resign his position as Senior Vice President of Worldwide Sales and serve in the part-time position of Major Accounts Strategist for the Company. Mr. Spinner's aggregate salary for the period January 2, 1999 through January 1, 2000 shall be $90,000. All outstanding stock options held by Mr. Spinner shall continue to vest during such period and Mr. Spinner shall continue to be eligible for certain other employee benefits. Under the terms of the agreement, Mr. Spinner may terminate his employment for any reason and the Company retains the right to terminate him for cause, but his employment with the Company shall, in any event, terminate effective January 1, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements.

           STOCKHOLDER PROPOSALS FOR THE COMPANY'S ANNUAL MEETING OF
                         STOCKHOLDERS FOR THE YEAR 2000

     Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's Annual Meeting of Stockholders for the year 2000 must be received by the Company by January 3, 2000. If the Company is not notified of a stockholder proposal by March 17, 2000, then the proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement. Such stockholder proposals should be addressed to Clarify Inc., 2560 Orchard Parkway, San Jose, California 95131, Attn: Corporate Finance.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          /s/ Anthony Zingale
                                          Anthony Zingale
                                          President and Chief Executive Officer

San Jose, California
April 30, 1999

PROXY                                                                      PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF CLARIFY INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Clarify Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 1999, and hereby appoints Anthony Zingale and Jan Praisner, or either of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1999 Annual Meeting of Stockholders of Clarify Inc. to be held on June 10, 1999, at 10:30 a.m., local time, at 2560 Orchard Parkway, San Jose, California 95131, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                                                     SEE REVERSE
                                                                         SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 CLARIFY, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

                               For     Withheld    For All
                               All       All       Except nominee(s) crossed out
1. Election of Directors       [ ]       [ ]           [ ]
   Nominees: Thomas H. Bredt, Joseph B. Costello,
             Christopher H. Greendale, David A. Stamm,
             Anthony Zingale

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.

2. To approve the adoption of the Company's 1999         For  Against  Abstain
   Employee Stock Purchase Plan, authorize the           [ ]    [ ]      [ ]
   issuance of 1,000,000 shares of Common Stock thereunder, and provide for automatic annual increases in the number of shares reserved thereunder in each of the company's fiscal years
   2000, 2001, 2002, 2003, and 2004 by an amount
   equal to the lesser of 500,000 shares, 5% of the shares outstanding on the last day of the immediately preceding fiscal year, or such lesser number of shares as determined by the Board of Directors.

3. To approve the amendment of the Company's 1996        For  Against  Abstain
   Stock Option/Stock Issuance Plan to reserve an        [ ]    [ ]      [ ]
   additional 500,000 shares of Common Stock for issuance thereunder and provide for automatic annual increases in the number of shares of Common Stock reserved thereunder in each of the Company's fiscal years 2000 and 2001 by an amount equal to 5% of the shares of Common Stock and options outstanding as of the end of the preceding fiscal year.

4. To approve the adoption of the Company's Non-         For  Against  Abstain
   Employee Directors' Option Plan and to authorize      [ ]    [ ]      [ ]
   the issuance of up to 300,000 shares of Common
   Stock under such Plan.

5. To ratify the appointment of PricewaterhouseCoopers    For  Against  Abstain
   LLP as the Company's independent public accountants    [ ]    [ ]      [ ]
   for the fiscal year ended December 31, 1999.

                      6. In their discretion, upon such other matter or matters
                         that may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

                         _____________________________________________________
                                               Signature

                         _____________________________________________________
                                      Signature (if held jointly)

                         Dated:______________________________, 1999

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT OF THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN, FOR THE ADOPTION OF THE NON-EMPLOYEE DIRECTORS' OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

NOTE: (This Proxy should be recorded, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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